UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25, 2014

RELIABILITY INCORPORATED
(Exact name of registrant as specified in its charter)

Texas	000-7092	75-0868913
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, First Floor
Old Greenwich, Connecticut 06870
 (Address of principal executive offices)

Registrant's telephone number, including area code:
(203) 542-0235

 (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 25, 2014, Jeffrey E. Eberwein resigned from his position as a member of the board of directors of the Reliability Incorporated (the “Company”) and as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.  The board of directors thanks Mr. Eberwein for his service.

Mr. Hartley, a current director, was appointed, immediately following the effectiveness of Mr. Eberwein’s resignation, to the executive positions of President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company. In addition, Mr. Hartley was appointed Chairman of the board of directors.

Also effective April 25, 2014, each of William DeRosa and Hannah Bible were appointed to the Company’s board of directors to fill two of the vacancies on the board of directors.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 30, 2014, the Company submitted a Certificate of Amendment to the Restated Articles of Incorporation for filing with the Office of the Secretary of the State of Texas to identify the directors as Kyle Hartley, William DeRosa and Hanna Bible, each with an address c/o Reliability, Inc., 53 Forest Avenue, First Floor, Old Greenwich, Connecticut 06870.  A copy of the Certificate of Amendment that was submitted to the Office of the Secretary of State of Texas is attached hereto as Exhibit 5.03.

Item 9.01.  Financial Statements and Exhibits.

Exhibits:

Exhibit No.          Description
5.03                      Certificate of Amendment to Articles of Incorporation, dated April 29, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIABILITY INCORPORATED (Registrant)
Date: April 30, 2014	By:	/s/ Kyle Hartley
Name: Kyle Hartley
Title: President and CEO

Exhibit Index

Exhibit No.          Description
5.03                      Certificate of Amendment to Articles of Incorporation, dated April 29, 2014.